UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 9, 2014

DICERNA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36281	20-5993609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

480 Arsenal Street

Building 1, Suite 120

Watertown, Massachusetts 02472

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (617) 621-8097

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its meeting on September 9, 2014, the Board of Directors (the “Board”) of Dicerna Pharmaceuticals, Inc. (the “Company”) appointed Bruce Peacock to the Board for an initial term expiring at the annual meeting of stockholders in 2015. In addition, the Board appointed him to the Audit Committee. The Board determined that Mr. Peacock is an independent director as that term is defined by the Securities and Exchange Commission and the Nasdaq Stock Market, Inc.

Mr. Peacock has served as the chief financial and business officer and treasurer of Opthotech Corporation since August 2013. Mr. Peacock served as Opthotech Corporation’s chief business officer from September 2010 to August 2013. Since May 2006, Mr. Peacock also has served as a Venture Partner at SV Life Sciences, a venture capital firm. Mr. Peacock served as President and Chief Executive Officer of Alba Therapeutics, a biopharmaceutical company, from April 2008 to February 2011, and has served as Co-Chairman of the board of directors of Alba Therapeutics since April 2008. Prior to joining SV Life Sciences, Mr. Peacock served as Chief Executive Officer and a Director of The Little Clinic, a medical care services company. Previously, Mr. Peacock served as President and Chief Executive Officer and a director of Adolor Corporation, a publicly-held biotechnology company; as President, Chief Executive Officer and a member of the board of directors of Orthovita, Inc., a publicly-held orthopedic biomaterials company; as Executive Vice President, Chief Operating Officer and a member of the board of directors of Cephalon, Inc.; as Chief Financial Officer of Cephalon, Inc.; and as Chief Financial Officer of Centocor, Inc. Mr. Peacock serves as a member of the boards of directors of Discovery Laboratories, Inc., and Invisible Sentinel Inc. and has served as a member of the boards of directors of Pharmacopeia, Inc., Ligand Pharmaceuticals Incorporated, and NeurogesX, Inc. Mr. Peacock earned a bachelor’s degree in Business Administration from Villanova University and is a certified public accountant.

Under our compensation program for our non-employee directors, in connection with his service as an independent director, Mr. Peacock is eligible to receive an annual retainer of $35,000 for serving on the Board and $5,200 for serving on the Audit Committee. In addition, Mr. Peacock will be granted an option to purchase 25,000 shares of our common stock at the first Board meeting he attends and if he continues in office immediately after our annual meeting each year he will be granted an option to purchase 15,000 shares of our common stock. Each option granted under our director compensation program has an exercise price equal to the closing price of our common stock on the grant date. Grants made to continuing non-employee directors following our annual meeting each year vest one year after the grant date, subject to the director’s continued service through the applicable vesting date.

There are no arrangements or understandings between Mr. Peacock and any other persons pursuant to which he was selected as a director. There are no current or proposed transactions between the Company and Mr. Peacock or his immediate family members that would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release titled “Dicerna Announces Appointment of Biotech Industry Leader to its Board of Directors and Audit Committee” issued by Dicerna Pharmaceuticals, Inc. on September 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2014	DICERNA PHARMACEUTICALS, INC.

	By:	/s/ James E. Dentzer
James E. Dentzer
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release titled “Dicerna Announces Appointment of Biotech Industry Leader to its Board of Directors and Audit Committee” issued by Dicerna Pharmaceuticals, Inc. on September 15, 2014.